EXHIBIT 23.1: CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Spatializer Audio Laboratories, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG PEAT MARWICK LLP

Los Angeles, California
June 24, 1998